EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: January 12, 2006

                                            LEVY, HARKINS & CO., INC.


                                            By:  /s/ Michael J. Harkins
                                                --------------------------------
                                            Name:  Michael J. Harkins
                                            Title: President

                                            THE GRACY FUND, L.P.


                                            By:  /s/ Edwin A. Levy
                                                --------------------------------
                                            Name:  Edwin A. Levy
                                            Title: General Partner


                                            By:   /s/ Michael J. Harkins
                                                --------------------------------
                                            Name:  Michael J. Harkins
                                            Title: General Partner


                                            /s/ Edwin A. Levy
                                            ------------------------------------
                                            Edwin A. Levy


                                            /s/ Michael J. Harkins
                                            ------------------------------------
                                            Michael J. Harkins